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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 23, 2003

                                                         Dated: November 1, 2003

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during November 2003 is 1.85%. This interest rate was calculated as follows:

Applicable LIBOR        +     Number of basis points        =     Initial Rate
for November 2003             set by State of Israel
                              at beginning of monthly
                              sales period

1.25%                   +     60 BASIS POINTS               =     1.85%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in December 2003 will receive the rate and spread in effect for that sales period.